Hall & Evans, LLC

                               Attorneys at Law

                                  Suite 1700

                            1200 Seventeenth Street

                          Denver, Colorado 80202-5817

                            Telephone 303/628-3300

                            Facsimile 303/628-3368





                               January 21, 1997









                               Board of Trustees

                      Berkshire Capital Investment Trust

                             475 Milan Drive, #103

                        San Jose, California 95134-2453







Re:       Registration Statement on Form N-1A Covering Offering of Beneficial

          Interests of Berkshire Capital Investment Trust.





Gentlemen:



          We  have  acted  as counsel to Berkshire Capital Investment Trust, a

Delaware  business trust (the "Trust"), in connection with the registration of an unlimited number of units (the "Units") of beneficial interest in the Trust pursuant to a registration statement on Form N-1A as filed with the Securities and Exchange Commission (the "Registration Statement").



          We  have  examined the Certificate of Trust and Declaration of Trust of  the  Trust  and  the filings before the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the

"Act"),  and  the  Investment  Company  Act  of 1940, as amended ("1940 Act").



          In rendering our opinion, we have assumed (i) the genuineness of all signatures; (ii) that parties executing documents, other than the Company, had the  individual  capacity  and  corporate  power to enter into and perform all obligations  under  those  documents,  the  due authorization by all requisite corporate  action  of  the  execution  and delivery of those documents and the validity and binding effect of those documents on those parties; and (iii) the authenticity  of all documents submitted to us as originals, the conformity to

original  documents  of  all  documents  submitted  to  us  as  certified   or

photostatic copies and the authenticity of the originals of such copies. As to questions  of  fact  material  to our opinions, we have relied solely upon the documents  and  instruments  described above and have assumed the accuracy and correctness of all statements of fact contained therein.



          Based  on  the  foregoing, we are of the opinion that the Units have been  duly authorized for issuance by all necessary action and, when issued in accordance  with the terms of the this offering, will be validly issued, fully paid and nonassessable.



          We  are admitted to practice before the Bar of the State of Colorado only.  We  are  not  admitted to practice in Delaware, the jurisdiction of the

Trust's  formation,  in  California,  the  location  of its principal place of business,  or  in  any other jurisdiction in which the Company owns or may own property or may transact business. In furnishing the opinions expressed above,

we  advise  that our opinions are with respect only to federal law and the law



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of  the State of Colorado in effect as of the date hereof, and in all respects are  subject  to  and  may  be  limited by future legislation, regulations and judicial  decisions. To the extent that such opinions are derived from laws of other  jurisdictions,  such  statements  are based on examinations or relevant authorities  and  are  believed  to  be correct, but we have obtained no legal opinions  as  to  such matters from lawyers licensed to practice in such other jurisdictions.



          We hereby consent to the use of our name and to the reference to our firm  in Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement.







                                        Very truly yours,



                                        Hall & Evans, LLC